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                                                                   EXHIBIT 23.6


CONSENT OF MORGAN STANLEY & CO. INCORPORATED

January 19, 1996


FirsTier Financial, Inc.
1700 Farnam Street
Omaha, Nebraska 68102

Dear Sirs:

    We hereby consent to the use in this Registration Statement on Form S-4 of First Bank System, Inc. of our letter to the Board of Directors of FirsTier Financial, Inc. included as Appendix B to the Joint Proxy Statement/Prospectus that is a part of this Registration Statement, and to the references to such letter and to our firm in such Joint Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder (as amended, the "33 Act") nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the 33 Act.

                                       Very truly yours,

                                       MORGAN STANLEY & CO. INCORPORATED


                                       By: /s/ Donald A. Moore, Jr.
                                          ------------------------------
                                          Donald A. Moore, Jr.
                                          Managing Director